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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest event reported) July 19, 1999



                                TEREX CORPORATION
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               (Exact Name of Registrant as Specified in Charter)


          Delaware                   1-10702             34-1531521
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(State or Other Jurisdiction       (Commission         (IRS Employer
      of Incorporation)            File Number)       Identification No.)



500 Post Road East, Suite 320, Westport, Connecticut                06880
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      (Address of Principal Executive Offices)                   (Zip Code)


        Registrant's telephone number, including area code (203) 222-7170


                                 NOT APPLICABLE
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          (Former Name or Former Address, if Changed Since Last Report)


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Item 5.  Other Events.

         On July 20, 1999, Terex Corporation ("Terex") announced that it has signed a definitive agreement to acquire Cedarapids, Inc. ("Cedarapids") for $170 million in cash. Terex entered into a Stock Purchase Agreement dated as of July 19, 1999 (the "Purchase Agreement") with Raytheon Engineers & Constructors International, Inc., a Delaware corporation and a subsidiary of Raytheon Company, to purchase all of the outstanding capital stock of Cedarapids, an Iowa corporation. Cedarapids has one wholly-owned subsidiary, Standard Havens, Inc., a Delaware corporation, which in turn has two wholly-owned subsidiaries, Standard Havens Products, Inc., a Delaware corporation, and S H Properties, Inc., a Missouri corporation. The transaction is subject to normal regulatory approvals and closing conditions and is expected to close in the third quarter of 1999.

         Cedarapids  is  a  manufacturer   of  mobile   crushing  and  screening
equipment, asphalt pavers and asphalt material mixing plants. Cedarapids operates in three product segments: mobile crushing and screening (60%), pavers (25%) and asphalt plants (15%). Cedarapids manufactures crushing, screening and paving equipment in a 710,000 square foot facility in Cedarapids, Iowa, and asphalt plants in a 140,000 square foot facility in Glasgow, Missouri.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 21, 1999

                                        TEREX CORPORATION


                                         By:  /s/ Eric I Cohen
                                              Eric I Cohen
                                              Senior Vice President